Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to incorporation by reference of our report dated March 1, 1996 included in the Company's Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in or made part of this Registration Statement on Form S-3.


                                          LUND KOEHLER COX & COMPANY, PLLP

Minneapolis, Minnesota
July  11, 1996